THE EARTHGRAINS COMPANY       EXHIBIT 24.1

                       POWER OF ATTORNEY

            (For Employee Stock Plan Registrations)

     Each of the undersigned directors and officers of The Earthgrains Company, a Delaware corporation (the "Company"), hereby appoints Barry H. Beracha, Mark H. Krieger, Joseph M. Noelker, Edward J. Wizeman, and each of them, acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act pursuant to a proposed new Registration Statement on Form S-8 of the 300,000 additional shares of common stock authorized to be issued under The Earthgrains Company 1996 Stock Incentive Plan, and pursuant to previously-filed Registration Statements on Form S-8 in connection with said Stock Incentive Plan (No. 333-2858) and in connection with The Earthgrains Company Employee Stock Ownership Plan (No. 333-2636); this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed new Registration Statement, and to any amendments to said proposed Registration Statement or said previously-filed Registration Statements, after this date.

     IN WITNESS WHEREOF, each of the undersigned has executed a counterpart of this Power of Attorney as of June 13, 1997.

       BARRY H. BERACHA              MARK H. KRIEGER
       Barry H. Beracha              Mark H. Krieger
  Chairman of the Board and         Vice President and
   Chief Executive Officer            Chief Financial
(Principal Executive Officer)       Officer (Principal
                                     Financial Officer)

     VIRGIL H. REHKEMPER             J. JOE ADORJAN
     Virgil H. Rehkemper             J. Joe Adorjan
Vice President and Controller           Director
(Principal Accounting Officer)

      PETER F. BENOIST               MAXINE K. CLARK
      Peter F. Benoist               Maxine K. Clark
         Director                       Director

      JAIME IGLESIAS                 JERRY E. RITTER
      Jaime Iglesias                 Jerry E. Ritter
         Director                       Director

     WILLIAM E. STEVENS
     William E. Stevens
         Director